UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington		91-1325671
(State or Other Jurisdiction of	0-20322	(IRS Employer
Incorporation or Organization)	(Commission File Number)	Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)

(206) 447-1575
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.

     Effective as of April 1, 2005, James L. Donald was appointed president and chief executive officer of Starbucks Corporation (the “Company”) and was appointed to the Company’s Board of Directors as a Class 2 director. On March 30, 2005, the Company entered into an employment letter (the “Donald Letter”) with Mr. Donald, which letter superseded Mr. Donald’s prior employment arrangement with the Company. The Donald Letter is filed with this report as Exhibit 10.1 and is incorporated by reference into this report. The material terms and conditions of the Donald Letter are summarized in Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective as of March 31, 2005, Orin C. Smith retired as president and chief executive officer of the Company and from the Company’s Board of Directors. Effective as of April 1, 2005, James L. Donald, 51, was appointed president and chief executive officer of the Company and was appointed to the Company’s Board of Directors as a Class 2 director. A press release announcing the retirement of Mr. Smith and the appointment of Mr. Donald is attached hereto as Exhibit 99.1.

     Mr. Donald joined the Company in October 2002 as president, North America. On October 12, 2004, he was promoted to ceo designate. From 1991 to 1994, Mr. Donald was a key executive in Wal-Mart’s development and expansion of the Wal-Mart Super Center, supervising all merchandising, distribution, store design and real estate operations. From 1994 to 1996, he served as president and manager of Safeway’s 130-store Eastern Division. From 1996 to October 2002, Mr. Donald served as chairman, president and ceo of Pathmark Stores, Inc., a $4.6 billion, 143-unit regional supermarket chain located in the New York, New Jersey and Philadelphia metropolitan areas.

     Under the terms of the Donald Letter (defined in Item 1.01 above), Mr. Donald is employed as the president and chief executive officer of the Company on an “at will” basis. The material terms and conditions of the Donald Letter are summarized below, which description is qualified by reference to the provisions of the Donald Letter attached to this report as Exhibit 10.1.

Base Pay

     As president and chief executive officer, Mr. Donald will continue to be paid his current base salary, which annualizes to $840,000.

Bonus

     Mr. Donald will continue to be eligible to participate in the Company’s Executive Management Bonus Plan at an incentive target of 100% of his eligible base salary, effective October 4, 2004, the first day of fiscal 2005. The objective performance criteria for such incentive targets have been established for him by the independent members of the Company’s Board of Directors.

Stock Options

     In connection with Mr. Donald’s promotion to president and chief executive officer, effective as of April 1, 2005, Mr. Donald was granted 100,000 non-qualified stock options at a per share exercise price equal to the regular trading session closing price of a share of the Company’s common stock on April 1, 2005. The stock options vest in three equal annual installments and expire on April 1, 2015, subject to Mr. Donald’s continued employment.

Benefits

     Mr. Donald will continue to enjoy the same benefits as the Company’s president and chief executive officer as those to which he was entitled prior to April 1, 2005. He will also continue to be eligible to participate in the Company’s Management Deferred Compensation Plan.

Executive Life Insurance

     Mr. Donald will continue to receive partner life insurance coverage equal to $1,000,000, paid for by the Company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated March 30, 2005 between Starbucks Corporation and James L. Donald.
99.1	Starbucks Corporation press release dated March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STARBUCKS CORPORATION

Dated: April 1, 2005
	By:	/s/ Michael Casey

Michael Casey
Executive vice president and chief financial officer

Signing on behalf of the registrant and as principal financial officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated March 30, 2005 between Starbucks Corporation and James L. Donald.
99.1	Starbucks Corporation Press Release dated March 31, 2005.